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                                                                    EXHIBIT 10.1

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

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In re:                              )
                                    )
MARINER POST-ACUTE                  )
NETWORK, INC.,                      )                     Chapter 11
A Delaware Corporation,             )
                                    )
                                    )                     Case Nos. 00-113 (MFW)
and affiliates,                     )                     through 00-214 (MFW)
                                    )
                                    )                     (Jointly Administered)
                                    )
                                    )
            Debtors                 )
                                    )
------------------------------------)



            ORDER UNDER 11 U.S.C.ss.ss.105, 363, 365 AND 1146 (c) AND
              FED. R. BANKR. P. 6004, 6006 AND 9019: (i) APPROVING
               SETTLEMENT AGREEMENT WITH SENIOR HOUSING PROPERTIES
              TRUST AND CERTAIN RELATED ENTITIES; (ii) AUTHORIZING
               THE SALE OF RIGHTS AND INTERESTS IN AND TO CERTAIN
                LEASED FACILITIES AND PERSONAL PROPERTY TO SENIOR
              HOUSING PROPERTIES TRUST FREE AND CLEAR OF ALL LIENS,
             CLAIMS, ENCUMBRANCES, AND INTERESTS; (iii) DETERMINING
               THAT SUCH SALE IS EXEMPT FROM ANY STAMP, TRANSFER,
                 RECORDING, OR SIMILAR TAX; (iv) AUTHORIZING THE
                 ASSUMPTION AND ASSIGNMENT OF CERTAIN LEASEHOLD
                   INTERESTS; AND (v) GRANTING RELATED RELIEF,
                    INCLUDING, A PROHIBITION AGAINST RECOURSE
                    -----------------------------------------

         Upon the motion dated March 21, 2000 (the "Motion"), of Mariner Post-Acute Network, Inc. ("MPAN") and certain subsidiaries which are also debtors and debtors-in-possession in the above-captioned cases (the "SUBJECT DEBTORS") for an order under 11 U.S.C. ss.ss.105, 363, 365 and 1146(c) and Rules 6004, 6006, and 9019 of the Federal Rules of Bankruptcy Procedure:


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(i) approving Settlement Agreement together with all appendices and exhibits1
(collectively, the "SETTLEMENT AGREEMENT") between the Subject Debtors2 and the SNH Entities; (ii) authorizing the sale of assets free and clear of all liens, claims, encumbrances, and interests; (iii) determining that the asset sale is exempt from any stamp, transfer, recording, or, similar tax; (iv) authorizing the assumption and assignment or rejection of certain executory contracts and unexpired leases; and (v) granting related relief, including, a prohibition against recourse; and the Court having considered the Motion; and upon the record in these cases; and after due deliberation thereon; and good and sufficient cause appearing therefor; it is hereby

                  FOUND THAT:(3)

        A. This Court has jurisdiction over the Motion pursuant to 28 U.S.C.ss.ss.157 and 1334. Venue is proper pursuant to 28 U.S.C. 1408 and 1409. This is a core proceeding under 28 U.S.C. 157(b)(2)(A), (M), (N) and (0). The statutory predicates for the relief sought herein are 11. U.S.C.ss.ss.105(a), 363, 365 and 1146(c) and Fed. R. Bankr. P. 6004, 6006, and 9019.

        B. Due and proper notice of the Motion, the objection period and the hearing thereon has been given to all interested persons, in accordance with the Order Establishing Notice Procedures entered in these cases, all parties to the contracts at the Retained Facilities, all state Medicaid agencies or fiscal intermediaries, all parties listed on the Subject Debtors' list of creditors in the states in which the Retained Facilities are located, all parties who have commenced or threatened litigation against the Subject Debtors at the Retained Facilities and published in newspapers as reflected in the Motion. No other or further notice is required. A

---------------------

(1) All capitalized terms do not otherwise defined herein shall have the meaning assigned to them in the Settlement Agreement.
(2) The Subject Debtors are: Mariner Post-Acute Network, Inc., GranCare, Inc., AMS Properties, Inc., and GCI Health Care Centers, Inc.


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reasonable opportunity to object or be heard regarding the relief requested in the Motion has been afforded to all interested persons and entities.

        C. In response to the Motion and notice thereof, the MPAN Debtors received several objections to the relief sought in the Motion. Such objections have either been resolved as reflected herein, withdrawn or overruled on the merits, other than as to contracts which are not being assumed or rejected pursuant to this Order.

        D. The Subject Debtors have: (i) full corporate power and authority to execute the Settlement Agreement and all other documents contemplated thereby; and (ii) all the corporate power and authority necessary to consummate the transactions contemplated by the Settlement Agreement; no consents or approvals, other than those consents, if any, required under section 363(f) of the Bankruptcy Code are required for the Subject Debtors to consummate such transactions.

        E. The Subject Debtors have exercised sound business judgment in deciding to proceed with those matters provided in the Settlement Agreement, including a sale (the "ASSET SALE") to the SNH Entities of all of their right, title and interest in and to the Master Lease, the Retained Facilities, personal property located at any of the Retained Facilities, assignment of the Subleases and any other assets (collectively, the "ASSETS"), and the acquisition of the Transferred Facilities.

        F. Approval of the Motion, Settlement Agreement and consummation of the transactions provided therein at this time is necessary, appropriate and in the best interests of the Subject Debtors, their creditors, and their estates.

---------------------
(3) Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P. 7052


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        G.        Pursuant to section 363(b) of the Bankruptcy Code, the
Subject Debtors have articulated good and sufficient business justification for proceeding with those transactions provided for in the Settlement Agreement.

        H. The Subject Debtors and the SNH Entities negotiated the Settlement Agreement in good faith, without collusion, and at arm's length. The SNH Entities are good faith purchasers, under section 363(m) of the Bankruptcy Code and, as such, are entitled to the protections afforded thereby.

        I. The SNH Entities have proceeded in good faith in all respects in connection with this proceeding in that:
                  1. The SNH Entities recognized that the Subject Debtors were free to deal with any other parties interested in acquiring their interests in the Assets;

                  2. All value to be delivered by the SNH Entities in connection with the transactions has been disclosed; and

                  3. The SNH Eritities have not violated section 363(m) by any action or inaction.

        J. In the absence of a stay pending appeal, the SNH Entities shall be deemed to be acting in good faith within the meaning of section 363(m) of the Bankruptcy Code in consummating the Settlement Agreement and closing the Asset Sale at any time after the entry of this Order.

        K. The transactions proposed under the Settlement Agreement constitute the best and highest value for the Assets and for release from obligations owed by the Subject Debtors to the SNH Entities and provide a greater recovery for the Subject Debtors' creditors than would be provided by any other available alternative.


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        L.        The value received by the Subject Debtors for the Assets is fair and reasonable.

        M. All amounts, if any, to be paid by the Subject Debtors pursuant to the Settlement Agreement constitute administrative expenses under sections 503(b) and 507(a)(1) of the Bankruptcy Code and are immediately payable, if any, when any of the Subject Debtors' obligations arise under the Settlement Agreement without further order of the Court.

        N. The Subject Debtors are hereby authorized to sell the Assets free and clear of all liens, claims, encumbrances, rights of first refusal and other interests because each entity with a security interest in the Assets has consented to, or is deemed to have consented to, the sale of such property, each such interest is a lien and the value of the Transferred Facilities is greater than the aggregate value of all liens on such property, or each entity could be compelled in a legal or equitable proceeding to accept a money satisfaction of such interest, including the acceptance of substitute collateral.

        O. The Subject Debtors have good title to the Assets and, accordingly, the transfer of the Assets to the SNH Entities pursuant to the Asset Sale shall be and hereby is deemed to be a legal, valid and effective transfer.

        P. The transfer of the Assets shall be legal, valid or effective transfers of property of the Subject Debtors' estates to the SNH Entities and, except as provided herein with respect to certain prospective tax liens, the Asset Sale shall be free and clear of any and all liens, claims, interests, and encumbrances under section 363(f) of the Bankruptcy Code.

        Q. Consummation of the Asset Sale does not and shall not subject the SNH Entities to any debts, liabilities, obligations, commitments, responsibilities or claims of any kind or nature whatsoever, whether known or unknown, contingent or otherwise, existing as of the date hereof or hereafter arising, of or against any of the Subject Debtors, any affiliate of the Subject


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Debtors, or any person by reason of such transfers and assignments under the laws of the United States, any state, territory or possession thereof or the District of Columbia applicable to such transactions.

        R. The sale of the Assets to the SNH Entities does not constitute a SUB ROSA chapter 11 plan because the sale does not propose to:

                  1. impair or restructure existing debt or equity interests;

                  2. impair or circumvent creditors' voting rights under any future chapter 11 plan(s);

                  3. circumvent chapter 11 safeguards such as disclosure requirements; or

                  4.      classify claims or extend debt maturities.

        S. The SNH Entities do not constitute a successor to the Subject Debtors because:

                  1. Other than as explicitly set forth in the Settlement Agreement, the SNH Entities are not expressly or impliedly agreeing to assume any of the Subject Debtors' debts;

                  2.      The transaction does not amount to a
consolidation, merger or DE FACTO merger of Subject Debtors and the SNH
Entities;

                  3. The SNH Entities are not merely a continuation of the Subject Debtors; and

                  4. The transaction is not being entered into fraudulently or in order to escape liability from the Subject Debtors' debts.

        T. The Subject Debtors have demonstrated that (i) it is an exercise of their sound business judgment to assume the Subleases and Master Lease as specified in the Settlement Agreement, and (ii) the assumption and assignment of the Subleases and the Master Lease as


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specified in the Settlement Agreement is in the best interests of the Subject
Debtors, their estates and their creditors.

        U. The SNH Entities have cured, or have provided adequate assurance that they will promptly cure, any default of any Sublease to be assumed and assigned in accordance with the procedures hereunder, within the meaning of section 365(b)(1)(A) of the Bankruptcy Code.

        V. The SNH Entities have provided compensation or adequate assurance of compensation to any party other than the Subject Debtors for any actual pecuniary loss to such party resulting from a default prior to the date hereof under any of the Subleases to be assumed in accordance with the procedures hereunder, within the meaning of section 365(b)(1)(B) of the Bankruptcy Code.

        W. The SNH Entities have provided adequate assurance of future performance of the Subleases to be assumed and assigned in accordance with the procedures hereunder within the meaning of section 365(b)(1)(C) of the Bankruptcy Code.

        X. Pursuant to section 363(b) of the Bankruptcy Code, the Subject Debtors have articulated good and sufficient business justification for the Asset Sale. As set forth in the Re-Notice of Hearing dated April 4, 2000 the decision as to assumption and assignment of the Contracts or the rejection thereof has not yet been made by the Subject Debtors and SNH Entities. That portion of the Motion dealing with assumption and assignment of Contracts, or rejection thereof other than as to the Master Lease and Subleases, will be resolved by separate order at a later date.

        Y. All of the provisions of this order are nonseverable and mutually dependent.

        Z. The transfer of the Assets free and clear of liens, claims, and interests as provided for in this Order is appropriate under the circumstances because (a) such liens, claims, and


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interests are subject to bona fide dispute; (b) the value to be received by the
Subject Debtors, including all right and title to the Transferred Facilities exceeds the aggregate value of such liens, claims, encumbrances and interests;
(c) the holders of such liens, claims, encumbrances and interests have consented to such transfer; or (d) (i) the holders of interests and (ii) non-debtor parties to the Settlement Agreement which did not object, or which withdrew their objections, to the Motion are deemed to have consented pursuant to section 363(f)(2) of the Bankruptcy Code. Those (i) holders of interests and (ii) non-debtor parties which did not object fall within one or more of the other subsections of section 363(f) of the Bankruptcy Code and are adequately protected by having their interests, if any, attach to the Transferred Facilities.

        AA.       The sale to the SNH Entities of the Assets is a prerequisite to the Subject Debtors' ability to confirm and consummate a plan or plans of reorganization or liquidation. The Asset Sale is a sale in contemplation of a plan and, and, accordingly, is a transfer pursuant to Section 1146(c) of the Bankruptcy Code, which shall not be taxed under any law imposing a stamp tax or similar tax.

                   IT IS THEREFORE ORDERED, ADJUDGED AND DECREED THAT:

                  1. The Motion and the relief sought therein is granted in all respects and the terms and conditions of the Settlement Agreement, annexed thereto as Exhibit A, are approved.

                  2. Any objections to the Motion or the relief requested therein, other than as to contracts which are not being assumed or rejected pursuant to this Order, that have not been withdrawn with prejudice, waived or settled, are overruled on the merits.

                  3. Pursuant to section 363(b) of the Bankruptcy Code, the Subject Debtors are hereby authorized and directed to consummate the Asset Sale, pursuant to and in accordance with the terms and conditions of the Settlement Agreement.


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                  4.     The Subject Debtors are authorized to execute and
deliver, and empowered to perform under, consummate and implement, the Settlement Agreement, together with all additional instruments and documents that may be reasonably necessary or desirable to implement the Settlement Agreement, and to take all further actions as may reasonably be requested by the SNH Entities for the purpose of assigning, transferring, granting, conveying and conferring to the SNH Entities, or reducing to possession all of the Assets, or as may be necessary or appropriate to the performance of the obligations as contemplated by the Settlement Agreement.

                  5. Pursuant to sections 105(a) and 363(f) of the Bankruptcy Code, upon the closing under the Settlement Agreement, the SNH Entities shall acquire all right, title and interest in the Assets. The transfer of the Assets pursuant to the Asset Sale shall be free and clear of all mortgages, security interests, conditional sale or other title retention agreements, pledges, liens, judgments, demands, encumbrances, constructive or resulting trusts, right to future income, easements, restrictions, rights of first refusal or charges of any kind or nature, if any, including, but not limited to, any restriction on the use, voting, transfer, or other exercise of any attributes of ownership (collectively, "INTERESTS"), and free and clear of all debts arising in any way in connection with any acts, or failures to act, of the Subject Debtors or the Subject Debtors' predecessors or affiliates, any claims (as that term is defined in the Code), any Pre-Closing Obligations or otherwise, including obligations, demands, guaranties, options, rights, contractual commitments, restrictions, interests and, matters of any kind and nature, whether arising prior to or subsequent to the Effective Time or commencement of these cases, and whether imposed by agreement, understanding, law, equity or otherwise (collectively, the "CLAIMS"), with all such Interests and Claims to attach to the Transferred Facilities in the order of their priority including,


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without limitation, any claim or interest of the San Joaquin County Tax
Collector, with the same validity, force and effect which they now have as against the Subject Debtors, subject to any claims and defenses the Subject Debtors may possess with respect thereto.

                  6. Any currently existing prospective liens for taxes due for periods from and after the date hereof shall remain attached to and be a lien on the Retained Facilities.

                  7.     Neither the purchase of the Assets by the SNH
Entities, nor the subsequent operation by the SNH Entities of any business previously operated by the Subject Debtors, will cause the SNH Entities to be deemed, under any theory of law or equity, a successor in any respect to the Subject Debtors' business within the meaning of any revenue, pension, ERISA, tax, labor, environmental, Medicare, Medicaid or other health care reimbursement law, rule or regulation or under any personal injury, tort, contract, medical malpractice, fiduciary or product liability law with respect to the Subject Debtors' liability or any other law, rule or regulation and the SNH Entities shall not be treated either as a Subject Debtor nor as a successor to the Subject Debtor and shall have no liability therefore.

                  8. The Subject Debtors are authorized to proceed with those matters identified in the Settlement Agreement and Interim Management Agreement. The Subject Debtors shall maintain their respective Permits and Provider Agreements in good standing for each of the Retained Facilities, for which they shall continue to be responsible for the operations thereof. All payments due from Third Party Payors for services rendered by the Retained Facilities on and after the Effective Time are to be received by the Subject Debtors and delivered to the SNH Entities. Such funds shall not be subject to Interests or Claims against any of the Subject Debtors or the Subject Debtors' predecessors or affiliates or otherwise.


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                  9.     To the greatest extent allowed by applicable law,
the SNH Entities are not assuming nor shall they in any way whatsoever be liable or responsible, as successor or otherwise, for any liabilities, debts or obligations of the Subject Debtors their affiliates, subsidiaries or predecessors or for any Liabilities, debts or obligations in any way whatsoever relating to or arising from the Assets or the Subject Debtors' operations or use of the Assets prior to or subsequent to the consummation of the transactions contemplated by the Settlement Agreement.

                  10. No person or entity, including, without limitation, any federal, state or local governmental agency, Department or instrumentality, shall assert by suit or otherwise against the SNH Entities or their successors in interest any Claims or Interests that they had, have or may have against any of the Subject Debtors, their affiliates, subsidiaries or predecessors, or any liability, debt or obligation relating to or arising from the Assets, or the Subject Debtors', their affiliates', subsidiaries' or predecessors' operations or use of the Assets before or after the consummation of the transactions contemplated by the Settlement Agreement, and all persons and entities are hereby enjoined from asserting against the SNH Entities in any way any such Claims, Interests, liabilities, debts or obligations.

                  11. The transfer of the Assets pursuant to the Asset Sale are transfers pursuant to section 1146(c) of the Bankruptcy Code, and, accordingly, shall not be taxed under any law imposing a stamp tax or similar tax.

                  12. All of the Subject Debtors' interests in the Assets shall be, as of the Effective Time, transferred to and vested in the SNH Entities. Subject to the fulfillment of the terms and conditions of the Settlement Agreement, as of the Effective Time, this order will be considered and constitute for all purposes a full and complete general quitclaim assignment,


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conveyance and transfer of the Assets and/or a quitclaim deed transferring the
Subject Debtors' title and interest in the Assets to the SNH Entities. All governmental recording offices and all other parties, persons or entities are hereby directed to accept this Order as such a quitclaim assignment and/or quitclaim deed, and, if necessary, this Order shall be accepted for recordation on or after the Effective Time, as conclusive evidence of the transfer of title to the Assets conveyed to SNH Entities at the Effective Time. All Claims or Interests of record shall be forthwith removed and stricken as against the Assets.

                  13. All of the SNH Entities' interests in the real and personal property related to the Transferred Facilities, including without limitation, all furniture, fixtures, furnishings, equipment, and intangibles, (the "Transferred Assets") shall be, as of the Effective Time, transferred to and vested in the Subject Debtors or their designee. Subject to the fulfillment of the terms and conditions of the Settlement Agreement, as of the Effective Time, this order will be Considered and constitute for all purposes a full and complete general quitclaim assignment, conveyance and transfer of the Transferred Assets and/or a quitclaim deed transferring the SNH Entities' title and interest in the Transferred Assets to the Subject Debtors or their designee. All governmental recording offices and all other parties, persons or entities are hereby directed to accept this Order as such a quitclaim assignment and/or quitclaim deed, and, if necessary, this Order shall be accepted for recordation on or after the Effective Time, as conclusive evidence of the transfer of title to the Transferred Assets conveyed to the Subject Debtors or their designee at the Effective Time. Any lien or claim of the SNH Entities on the Transferred Facilities' accounts receivable generated by the Subject Debtors shall be released as of the Effective Time.

                  14. Except as otherwise provided in the Interim Management Agreement and the Interim Occupancy Agreement, upon the Effective Time, the SNH Entities shall be granted


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immediate and unfettered access to the Retained Facilities and the Assets.
Except as otherwise provided in the Settlement Agreement, the Subject Debtors and their respective officers, agents and employees who have access to and control over any portion of the Retained Facilities and the Assets shall cease exercising control over the Assets upon the Effective Time and such parties are enjoined after the Effective Time from exercising any control and/or interfering with the SNH Entities' use, peaceful enjoyment and control of the Assets without the SNH Entities consent.

                  15. Upon the Effective Time, the Subject Debtors shall be granted immediate and unfettered access to the Transferred Facilities. Except as otherwise provided in the Settlement Agreement, the SNH Entities and their respective officers, agents and employees who have access to and control over any portion of the Transferred Facilities shall cease exercising control over the Transferred Facilities upon the Effective Time and such parties are enjoined after the Effective Time from exercising any control and/or interfering with the Subject Debtors' use, peaceful enjoyment and control of the Transferred Facilities without the Subject Debtors' consent.

                  16. No bulk sales law or any similar law of any state or other jurisdiction shall apply in any way to the Subject Debtors' sale of the Assets to the SNH Entities.

                  17. The Subject Debtors are hereby authorized to assume and assign the unexpired Subleases and the Master Lease (the "Assumed and Assigned Leases") in accordance with this Order. As the Subject Debtors are the Sublessor or the SNH Entities are the lessor in the case of the Master Lease no cure payment is due.

                  18. On and after the Effective Time, each of the Subject Debtors' creditors is directed to execute such documents and take all other actions as may be necessary to release its


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Interests in or Claims, if any, against the Assets, as such Interests or Claims may have been recorded or may otherwise exist.

                  19. Each non-debtor party to the Assumed and Assigned Leases is barred from asserting against the SNH Entities any default as of the Effective Time, and all such defaults shall be deemed to have been cured as of the Effective Time.

                  20. This Order (a) is and shall be effective as a determination that, on and as of the Effective Time, all Interests or Claims existing as and to the Assets before the Effective Time have been unconditionally released, discharged and eliminated (with such Interests or Claims to attach to the Transferred Facilities, or to continue in the Subject Debtors' other assets that do not comprise a part of the Assets, as provided for herein), and that the conveyance of the Assets (described herein has been effected; and (b) is and shall be binding upon and govern the acts of all entities including without limitation all filing agents, filing officers, title ,agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, registrars of patents, trademarks or other intellectual property, administrative agencies, governmental departments, secretaries of federal, state and local officials , and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register otherwise record or release any documents or instruments, or who maybe required to report or insure any title or state of title in or to any of the Assets.

                  21. To the greatest extent allowed by applicable law, the SNH Entities are not acquiring or assuming, and the consummation of the Asset Sale shall not subject the SNH Entities to any debts, liabilities, obligation, commitments, responsibilities or claims of any kind or nature whatsoever, whether known or unknown, contingent or otherwise, existing as of the date hereof or hereafter arising, of or against the Subject Debtors, any affiliate of the Subject


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Debtors, or any other person by reason of such transfer, assignment and delivery under the laws of the United States, any state, territory or possession thereof or the District of Columbia, applicable to such transactions.

                  22. If any person or entity that has filed financing statements or other documents or agreements evidencing Interests or Claims on or in the Assets shall not have delivered to the Subject Debtors before the Effective Time, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of all interests or Claims or other interests that the person or entity has with respect to the Assets, the Subject Debtors are hereby Authorized to execute and file such statements, instruments, releases and other documents on behalf of the person or entity with respect to the Assets.

                  23. All individuals or entities who are presently, or on or as of the Effective Time may be, in possession of some or all of the Assets are hereby directed to surrender possession of said Assets to the SNH Entities on the Effective Time.

                  24. Nothing contained in any chapter 11 plan confirmed in these cases or the order of confirmation confirming any such chapter 11 plan or any other order entered in these cases shall conflict with or derogate from the provisions of the Settlement Agreement or the terms of this Order.

                  25. The Settlement Agreement and the transactions contemplated thereby shall be specifically performable and enforceable against and binding upon, and not subject to rejection or avoidance by, the Subject Debtors or any chapter 7 or chapter 11 trustee of the Subject Debtors and their Respective estates.

                  26. The Settlement Agreement and any related agreements, documents or other instruments may be modified, amended or supplemented by the parties thereto in


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accordance with the terms thereof without further order of the Court, provided that any such modification, amendment or supplement is not material.

                  27. The SNH Entities are good-faith purchasers, entitled to the protections of section 363(m) of the Bankruptcy Code in the event that this Order is revised or modified on appeal; provided, however, that nothing herein shall be construed to release, waive, or otherwise modify claims the Subject Debtors or the SNH Entities may have against each other relating to transactions or occurrences to be consummated under the Settlement Agreement, which are fully preserved.

                  28. The consideration provided by the SNH Entities for the Assets pursuant to the Settlement Agreement shall be deemed to constitute reasonably equivalent value and fair consideration under the Bankruptcy Code or under the laws of the United States, any state, territory, possession or the District of Columbia.

                  29. The Asset Sale is fair and reasonable and may not be avoided under section 363(n) of the Bankruptcy Code.

                  30. The failure specifically to include any particular provision of the Settlement Agreement in this Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Settlement Agreement be authorized and approved in its entirety.

                  31. This Order shall be effective and enforceable immediately upon entry, notwithstanding Rule 6004(g).

                  32. This Court shall retain jurisdiction to decide any disputes arising between the SNH Entities, the Subject Debtors or any other person or entity with respect to the Settlement Agreement or this Order.



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 Dated: May 10, 2000
        Wilmington, Delaware


                                                 /s/ MARY F. WALRATH
                                                 -------------------------------
                                                 Mary F.  Walrath
                                                 U.S. Bankruptcy Judge